CONFIRMING STATEMENT
This Statement confirms that the undersigned has

authorized and designated David Johnson, Amy Higgins, and Frank Hillery,

each acting singly, to execute and file on the undersigned's behalf all

Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as
a result of the undersigned's ownership of or transactions in securities of
Color Kinetics Incorporated.  The authority of David
Johnson, Amy Higgins,
and Frank Hillery under this Statement shall
continue until the undersigned
is no longer required to file Forms 3, 4,
and 5 with regard to the
undersigned's ownership of or transactions in
securities of Color Kinetics
Incorporated unless earlier revoked in
writing.  The undersigned
acknowledges that David Johnson, Amy Higgins,
and Frank Hillery are not
assuming any of the undersigned's
responsibilities to comply with Section
16 of the Securities Exchange Act
of 1934.
This Statement revokes the
authority of any person named in
any prior confirming statement relating to
the undersigned's filing
obligations with respect to securities of Color
Kinetics Incorporated who
is not named herein, and this Statement replaces
and supersedes any such
prior confirming statement.
Dated November 28,
2005
/s/ William K.
O'Brien